EXHIBIT 3(ii)

                            CODE OF REGULATIONS OF

                             THE MIDLAND COMPANY


                                  ARTICLE I


Section 1 - Principal Office:
The principal office of the corporation shall be at 7000 Midland Blvd., Amelia, Ohio, until such time as otherwise designated by the Board of Directors.

Section 2 - Other Offices:
The corporation shall also have offices at such other places without, as well as within the State of Ohio, as the Board of Directors may from time to time determine.

                                  ARTICLE II

Section 1 - Annual Meeting:
The Annual Meeting of the shareholders of the corporation for the purpose of electing directors and transacting such other business as may come before the meeting shall be held at 10 a.m. on the second Thursday in April of each year, if not a legal holiday, but if a legal holiday, then on the next business day following.

Section 2 - Special Meetings:
Special Meetings of the shareholders may be called at any time by the President or Vice President, or by a majority of the Board of Directors acting with or without a meeting, or by the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.

Section 3 - Place of Meetings:
Meetings of shareholders shall be held at the office of the corporation in Cincinnati, Ohio, or at such other place within or without the State of Ohio as shall be determined by the Board of Directors and set forth in the notice thereof.

Section 4 - Notice of Meetings:
Unless waived, written, printed or typewritten notice of each annual or special meeting stating the time, place and purpose thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than 30 days nor less than ten days before any such meeting. If mailed, it shall be directed to shareholders at their address as the same appears upon records of the corporation.

Section 5 - Waiver of Notice:
Any shareholder either before or after any meeting may waive any notice required to be given by law or these regulations, and whenever all of the shareholders entitled to vote shall consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken as though notice of such proposed action had been given.

Section 6 - Quorum:
At any meeting of the Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum of the shareholders, for all purposes, unless the presence of a larger number shall be required by law.

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Section 7 - Action without Meeting:
Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.

                                  ARTICLE III

                                   DIRECTORS

Section 1 - Number of Directors:
The business of the corporation shall be managed and conducted by a Board of Directors consisting of not less than nine (9) or more than eighteen (18) members, one of whom shall be designated Chairman and none of whom need be shareholders of the corporation. Without amendment of this Code of Regulations, the number of Directors may be fixed or changed by resolution at any annual meeting or at any special meeting of shareholders called for that purpose or the purpose of electing Directors, adopted by the vote of the holders of shares, present in person or by proxy, entitling them, to exercise a majority of the voting power represented at such meeting or by a resolution of the Directors adopted at any meeting of the Board of Directors by a majority vote. Where action is taken by the Board of Directors the Directors in office may fill any Directors' office that is created by an increase in the number of Directors. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 2 - Tenure and Election of Directors:
Directors shall be divided into three classes each of which shall consist of not less than three (3) Directors. Such three classes shall be known initially as three-year, two-year, and one-year classes. The term of office of the one-year Directors shall expire at the first annual meeting of the corporation; the term of office of the two-year Directors shall expire at the second annual meeting and the term of office of the three-year Directors shall expire at the third annual meeting. Upon expiration of the terms of office of the Directors as set forth above, their successors shall be elected for a term of three years or until their successors are elected and qualified. Election of Directors shall be at the annual meeting of shareholders and may be conducted in such manner as may be approved at such meeting.

Section 3 - Meeting of the Board:
An organization meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' annual meeting and notice of such annual meeting of Directors need not be given.

At such annual organizational meeting of the Board, the Directors may choose one of their number as Chairman of the Board.

The Chairman of the Board shall preside at all meetings, regular or special, of the Board. In the event that no Chairman of the Board shall have been elected or, if a Chairman of the Board shall have been elected, in his absence from any meeting of the Board or from the affairs of the corporation as such Chairman of the Board, the President of the corporation, if the person then holding such office be a member of the Board, shall act as Chairman of the Board and (whether or not said President be a Director) as Chief Executive Officer of the corporation.

The Board of Directors may, by by-laws or resolutions, provide for other regular meetings of the Board in addition to the annual organizational meeting.

Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the President of the corporation, or any two members of the Board. Notice of any special meeting of the Board shall be given either personally or by telephone to each Director or mailed to each Director at least two days before the day on which the meeting is to be held, but this notice may be waived by any Director present in person at such special meeting. Every notice must state the time and place of the meeting, but need not state the purpose thereof.

Any meeting of the Board (whether organization, regular or special) shall be a legal meeting, even though no prior notice of any kind has been given, if a majority of the Directors (but not less than five) then qualified and acting shall actually be present thereat. Any and all meetings of the Board, except the annual organizational meeting may be held at any place in the United States as may be specified in the notice thereof.

Section 4 - Quorum:
A majority of the Board of Directors (then qualified and acting) shall constitute a quorum for the transaction of business provided that "majority" (for this purpose) be not less than five.

Section 5 - Vacancies:
Vacancies in the Board of Directors may be filled by a majority vote of the remaining Directors until the next annual meeting. Shareholders entitled to elect Directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining Directors or not) at any meeting of the shareholders and attended by a quorum thereof, held for any purpose during the interim, and any Directors elected at such meeting of the shareholders shall serve until the next annual election of Directors, and until their successors are elected and qualified.

Section 6 - Committees:
The Board of Directors may create an Executive Committee to consist of not less than three, and may delegate to such executive committee all of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. The Board of Directors may create any other committee of the Directors, to consist of not less than three (3) Directors, and may delegate to such committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

Section 1 - General Provisions:
The Board of Directors may elect a Chairman of the Board as set forth in
Article III of this Code of Regulations and shall elect a President, an Executive Vice President, a Treasurer and Secretary. The Board of Directors may from time to time create and fill such other and additional offices, including additional Vice Presidencies as it may determine. The same person may hold more than one office, but he shall not execute, acknowledge or verify any instrument in more than one capacity.

Section 2 - Term of Office:
The officers of the corporation shall be elected in December for the next ensuing calendar year and shall hold office during the pleasure of the Board of Directors and unless sooner removed by the Board of Directors, until the end of such calendar year and until their successors are chosen and qualified. A vacancy in any office, however created may be filled by the Board of Directors.

Section 3 - Chairman of the Board:
If one shall have been elected, the Chairman of the Board shall be the active and Chief Executive Officer of the corporation and may exercise either directly or through the officers, supervision over the business of the corporation, and, subject to the overall control of the Board of Directors, he may exercise control and supervision over all of the other officers of the corporation. He shall preside at all meetings of the shareholders and shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, notes, contracts and other instruments, and unless specifically prohibited by statutory law, his signature alone shall be binding upon the corporation.

Section 4 - President:

The President, if a Chairman of the Board shall not have been elected or, if such shall have been elected, in the absence of the Chairman of the Board, or at the request of the Chairman of the Board, shall be authorized to exercise all of the powers and assume all of the responsibilities herein devolved upon the Chairman of the Board (excepting only that he shall not preside at Board meetings unless he be also a member of the Board). No person, firm or corporation dealing with the holder of such office, whether such person, firm or corporation be unrelated to this corporation as a shareholder, or officer, or otherwise, need inquire into the authority of the president to act for this corporation and any action taken by him shall be as binding upon this corporation as though it were in fact and at the time taken by the Chairman of the Board.

Section 5 - Executive Vice President:
The Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board of Directors, or the Chairman of the Board, or the President. At the request of the President, or in his absence or disability, the Executive Vice President shall perform all of the duties of the President and when so acting shall have all of the powers of the President. The authority of the Executive Vice President to sign in the name of the corporation, certificates of shares and authorize instruments of any and all character shall be, upon the attestation of the Secretary, coordinate with like authority of the Chairman of the Board and/or the President.

Section 6 - Secretary:
The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and Directors; produce on request at each meeting of shareholders for the election of Directors, a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to states, to the federal government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors or by the President.

Section 7 - Treasurer:
The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8 - Assistant and Subordinate Officers:
The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 9 - Delegation:
In the absence of any officer of the corporation for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

                                   ARTICLE V

                                     SEAL

The Board of Directors shall provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.


                                  ARTICLE VI

                                  AMENDMENTS

This Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative votes of the holders of record of shares entitling them to then exercise a majority of the voting power on such proposal.

                                  ARTICLE VII

                                INDEMNIFICATION

The Company shall indemnify each Director and officer of the Company and of any of its subsidiaries, and each person who serves at the request of the company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. Service as a director, trustee, officer, employee, or agent by any person with or for any subsidiary of the Company shall be deemed to be at the request of the company. The term "officer" as used in this Article shall include the Chairman of the Board, the President, each Vice President, the Treasurer, each Assistant Treasurer, the Secretary, each Assistant Secretary, and any other person who is specifically designated as an "officer" within the operation of this Article by action of the Board of Directors of the Company or of the Board of Directors of any of its subsidiaries. The Company may indemnify assistant officers, employees, and others by action of the Board of Directors to the extent permitted by Ohio law.

                                 ARTICLE VIII

                              STOCK CERTIFICATE

The certificates in and for the shares of the corporation of any class may be executed by any two of the following officers (either by actual or facsimile signing) - - Chairman of the Board, President, Executive Vice President, Vice President, Secretary, Treasurer. The stock certificates of the corporation, within the limitations of the Articles of Incorporation of this corporation as amended, may be such as the Board of this corporation shall from time to time determine. The Board of this Company is authorized to enter into arrangements with one or more transfer agents for the stock of the corporation and/or a registrar either in the City of Cincinnati, or City of New York, or elsewhere.